                                    EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                                  BALANCE SHEET
                              AT SEPTEMBER 30, 2001
                                   (Unaudited)

Assets
------
Property Plant & Equipment
--------------------------
   Gas Utilities                                                  -
   Non-Utilities                                      $ 471,798,033
   Total Accumulated D, D & A                          (218,433,633)
                                                      -------------
Net Property, Plant & Equipment                         253,364,400
                                                      -------------

Current Assets:
--------------
   Cash                                                     290,323
   Temporary Cash Investments                                52,925
   Notes Receivables - Intercompany                               -
   Accts Receivable - Intercompany                                -
   Notes Receivable                                               -
   Accts Receivable - Customer                                    -
   Reserve for Doubtful Acct                                      -
   Other Accounts Receivable                              8,970,494
   Unbilled Utility Revenue                                       -
   Gas Stored Underground                                         -
   Impairment of O&G                                              -
   Materials/Supplies - Average Cost                      2,672,377
   Dividends Receivable - Intercompany                            -
   Unrecovered Purch Gas Cost                                     -
   Prepayments                                              767,024
                                                      -------------
Current Assets                                           12,753,143
                                                      -------------

Other Assets:
------------
   Stock of Subsidiaries - Intercompany                           -
   Notes of Subsidiaries - Intercompany                           -
   Investments in Associated Companies                            -
   Recoverable Future Taxes                                       -
   Unamortized Debt Expense                                       -
   Other Regulatory Assets                                        -
   Fair Market Value of Deriv. Fin Instr.                 4,432,184
   Deferred Charges                                         142,633
   Long Term Notes Receivable                                     -
   Other Assets                                                   -
                                                      -------------
Other Assets                                              4,574,817
                                                      -------------

Total Assets                                          $ 270,692,360
                                                      =============

Capitalization & Liability
--------------------------

Capitalization:
--------------
   Common Stock $1 Par Value                                      -
   Capital Stock of Subsidiaries                                  -
  Paid in Capital                                     $  78,444,748
   Earnings Reinvested in Business                      (91,381,751)
   Cumulative Translation Adjustment                    (19,180,783)
   Unrealized Gain/Loss                                     (52,851)
                                                      -------------
Total Common Stock Equity                               (32,170,637)
                                                      -------------

   Long-Term Debt Net of Current Portion                          -
   Notes Payable - Intercompany - Long Term             253,005,373
                                                      -------------
Total Capitalization                                    220,834,736
                                                      -------------
Minority Interest in Foreign Subs                                 -

Liabilities:
-----------
   Notes Payable - Intercompany                                   -
   Notes Payable - Bank & Commercial Paper               15,675,021
   Current Portion - Long Term Debt                               -
   ACCT_PAY Accounts Payable - Other                     15,922,283
   Amounts Payable to Customers                                   -
   Estimated Revenue Refunds                                      -
   Customer Deposits                                              -
   Federal Income Tax                                       (48,224)
   Other Taxes                                                    -
   Dividends Payable                                              -
   Other Accruals                                                 -
   Accr Pension Contribution                                      -
   Reserves for Gas Replacement                                   -
   Accounts Payable - Intercompany                       16,230,144
   Dividends Payable -  Intercompany                              -
                                                      -------------
Total Current Liabilities                                47,779,225
                                                      -------------

Deferred Credits:
----------------
   Accumulated Deferred Income Tax                        2,047,133
   Taxes Refundable to Customer                                   -
   Unamortized Investment Tax Credit                              -
   Liability For Deriv Financial Instruments                      -
   Other Deferred Credit                                     31,266
                                                      -------------
Total Deferred Credits                                    2,078,399
                                                      -------------
Total Capitalization & Liabilities                    $ 270,692,360
                                                      =============

See Notes to Consolidated Financial Statements included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2001.